Exhibit 99

      Saks Department Store Group and the Middleton Doll Company
            Announce Newborn Nursery Exclusivity Agreement

    PEWAUKEE, Wis.--(BUSINESS WIRE)--Feb. 1, 2005--Saks Department Store Group ("SDSG") and The Middleton Doll Company (OTCBB:DOLL) today announced an agreement giving SDSG the exclusive rights to offer The Middleton Doll Company's Newborn Nursery(R) Adoption Centers within its market territories.
    The Middleton Doll Company's goal is to expand the unique Newborn Nursery Adoption Center concept to 100 boutiques within SDSG stores over a three-year period. Fifteen Newborn Nursery boutiques are in development for spring 2005, with a total of 40 new location openings planned by the end of 2005. SDSG began testing the concept with the opening of three Newborn Nursery boutiques in mid-2004. The success of those locations led to the expansion into five additional SDSG stores by the end of 2004.
    George Jones, President and CEO of SDSG, said, "The Middleton Doll Newborn Nursery is truly a unique concept. Adding the boutiques to our stores is consistent with SDSG's strategic direction of offering differentiated merchandise to our customers and making our stores more exciting places to shop. Mothers and daughters alike love the dolls and the interactivity of the entire newborn adoption center experience."
    A Newborn Nursery baby doll adoption is a heartwarming experience that is attracting attention nationwide for encouraging girls to enjoy their childhoods. The 400+ sq. ft. Newborn Nursery boutiques offer a variety of baby dolls with different complexions and hair and eye colors. Once a little girl selects a baby doll, a sales associate dressed like a nurse helps the child complete baby doll adoption papers and teaches the little girl how to take care of her baby doll. At the end of the adoption, little girls and their parents can shop the Newborn Nursery boutique for doll clothes, strollers, bottles and everything else a baby doll needs.
    "After perfecting the Newborn Nursery concept at our own mall-based, stand-alone store, we are thrilled that the SDSG test boutique exceeded expectations," said George R. Schonath, President and Chief Executive Officer of The Middleton Doll Company. "With this agreement, more little girls will have the opportunity to welcome a lifelike Newborn Nursery baby doll into their homes."
    SDSG department stores that will feature Newborn Nursery boutiques include selected Proffitt's, Younkers, Carson Pirie Scott, Boston Store, Parisian, McRae's, Herberger's and Bergner's.
    Newborn Nursery boutiques are currently located in Parisian stores in Birmingham, Ala., Rochester Hills, Mich., and Alpharetta, Ga.; a McRae's store in Sanford, Fla.; a Carson Pirie Scott store in Lombard, Ill.; a Proffitt's store in Chattanooga, Tenn.; a Younkers store in Des Moines, Iowa; and a Boston Store in Milwaukee, Wis.

    About The Middleton Doll Company

    The Middleton Doll Company operates in two segments, consumer products and financial services. The company's consumer products segment is comprised of Lee Middleton Original Dolls, Inc., a designer and marketer of lifelike collectible and play dolls, and License Products, Inc., a designer and marketer of clocks and home decor products that are sold to major national retailers. The company's financial services subsidiary is a real estate investment trust
(REIT).

    About Saks Department Store Group

    Saks Department Store Group is a business segment of Saks Incorporated that operates 238 stores under the names of Parisian, Proffitt's, McRae's, Younkers, Herberger's, Carson Pirie Scott, Bergner's, and Boston Store. Saks Incorporated also operates Saks Fifth Avenue Enterprises (SFAE), which consists of 58 Saks Fifth Avenue stores, 52 Saks Off 5th stores, and saks.com.

    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "plan," "intend," "estimate," "may," "will," "would," "could," "should," or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. Significant risks and uncertainties include, but are not limited to, (i) the continuing effect of adverse economic conditions,
(ii) the effect of increasing competition in the collectible doll market and (iii) the effect of not reaching the Company's goal to expand to 100 boutiques over a three-year period. Additional information concerning the Company and its business, including factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.

    The Middleton Doll Company news releases are available on-line 24 hours a day at: http://www.middletondollcompany.com

    CONTACT: The Middleton Doll Company
             George R. Schonath, 262-523-4300